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                                                                   EXHIBIT 10.26

                         DEFERRED COMPENSATION AGREEMENT

                                BY AND BETWEEN

                           PAINE WEBBER GROUP, INC.

                                       AND

                               DONALD B. MARRON

     THIS AGREEMENT, made as of this 29 day of August, 1988 by and between Paine Webber Group, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 1285 Avenue of the Americas, New York, New York 10019 ("Paine Webber") and Donald B. Marron of 555 Park Avenue, New York, New York 10021 ("Marron");

                                  WITNESSETH

     WHEREAS, Marron is Chairman of the Board of Directors and Chief Executive Officer of Paine Webber;

     WHEREAS, Marron's services to Paine Webber are vital and unique; and

     WHEREAS, as consideration for Marron's continued employment, Paine Webber desires to provide Marron with deferred compensation in addition to current and deferred compensation otherwise or subsequently agreed to between the parties;

     NOW, THEREFORE, the parties hereto agree as follows, to wit:
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                                    ARTICLE I

           ELIGIBILITY AND RELATION TO COMPENSATION AND OTHER BENEFITS

1.1 Marron shall be eligible for deferred compensation in accordance with this deferred compensation agreement and as further provided in the Paine Webber Group, Inc. Supplemental Employee's Retirement Plan for Certain Senior Officers (the "Plan"). In case of any conflict between the provisions of this deferred compensation agreement and the Plan, the provisions of the Plan shall govern.

1.2 The deferred compensation benefits herein provided shall be in addition to, and not in degradation of, any and all amounts of compensation, emoluments, perquisites and other remuneration previously agreed to between the parties or to be agreed to between the parties subsequent to the execution of this deferred compensation agreement; including, but not by way of limitation, any such compensation, emoluments, perquisites and other remuneration previously agreed to or to be agreed to between Marron and Paine Webber Incorporated, a wholely-owned subsidiary of Paine Webber, or any other subsidiary or affiliate of Paine Webber.

                        DEFERRED COMPENSATION BENEFITS

2.1 If Marron shall retire from the employ of Paine Webber (or of any subsidiary or affiliated thereof including, but not limited to, Paine Webber Incorporated) upon or after attaining the age of sixty-five (65), then, in addition to all other retirement income, he shall receive a
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     monthly retirement allowance payable as long as he shall live, with each such monthly retirement allowance equal to one-twelfth of the difference between item one below and item two below:

          1.   Marron's base compensation immediately prior to retirement, less

          2. Marron's annual retirement income under the Paine Webber Pension Plan plus Marron's annual Primary Insurance Amount under the Social Security Act of 1935, as amended (49 Stat 620).

2.2 At the sole election of Marron (or his spouse, contingent annuitant or beneficiary then entitled to commence pension payments), which election shall be made in writing during a onetime election period which shall commence ninety (90) days prior to commencement of a monthly retirement allowance under any of the sections of this agreement and end on the day that such monthly retirement allowance commences, he shall make all of the specific investment directions and instructions with respect to his aliquot share of the trust estate, but only with respect to that period on and after his monthly retirement allowance commences. Marron may also designate an investment manager to issue such directions on his behalf. If Marron shall elect this option, the amount of each monthly retirement allowance shall be adjusted and determined as follows:
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     (a)  The monthly retirement allowance shall be equal to the amount otherwise determined under this agreement during the calendar year in which such monthly retirement allowance commences.

     (b) Thereafter, the monthly retirement allowance payable during each calendar year shall be equal to the monthly retirement allowance payable during the previous calendar year multiplied by a fraction, the numerator of which shall be Marron's aliquot share of the trust estate immediately following distribution of the retirement allowance of the preceding December and the denominator of which is the actuarially expected assets if the actuarially assumed investment assumption for the calendar year used by the actuary in valuing the Plan was exactly realized.

2.3 If Marron shall terminate his employment with Paine Webber (or of all of the subsidiaries and affiliates thereof, including but not limited to Paine Webber Incorporated), or his employment shall be terminated by Paine Webber (or the relevant subsidiary or affiliate) prior to his attaining age fifty-five (55), then, in addition to all other retirement income he may elect to have his benefit payable in accordance with subparagraphs (a) or
     (b) below (but not both such subparagraphs):

     (a) A monthly retirement allowance payable as long as he shall live to commence on the first of the month on or after attainment of age fifty-five, or on the first of any month thereafter prior to his attainment of age sixty-five, with such monthly retirement allowance determined in accordance with Section 2.1 hereof, except
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          that the offsets provided by Section 2.1(2) hereof shall be subtracted only when, and if, actually paid (subject to the rebuttable presumption of the payment of Social Security benefits commencing at age sixty-two) and shall be reduced for early retirement by multiplying the result by a percentage equal to one hundred percent (100%) less

          (i) One-half percent (0.5%) multiplied by the number of months by which the later of (1) the initial payment date or (2) the first day of the month coincident with or next following Marron's attainment of age sixty (60) precedes the first day of the month coincident with or next following the date that Marron attains age sixty-five (65), plus

          (ii) Twenty-five one hundredths percent (0.25%) multiplied by the number of months, if any, by which the initial payment date precedes the first day of the month coincident with or next following the date that Marron attains age sixty (60).

     (b) A monthly retirement allowance payable as long as he shall live to commence on the first day of the month coincident with or next following the date that Marron attains his sixty-fifth (65th) birthday, with such monthly retirement allowance determined in accordance with Section 2.1 hereof, except that the offsets provided by Section 2.1(2) hereof shall be subtracted only when, and if, actually paid (subject to the rebuttable presumption of the payment of Social Security benefits commencing at age sixty-two).
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2.4  If Marron shall retire from the employ of Paine Webber (or of any subsidiary or affiliate thereof including, but not limited to, Paine Webber Incorporated), after attaining the age of fifty-five (55) but prior to attaining the age of sixty-five (65), then, in addition to all other retirement income, he shall receive a monthly retirement allowance, payable as long as he shall live, which, at his election shall be payable in accordance with subparagraphs (a) or (b) below (but not both such subparagraphs):

     (a) A monthly retirement allowance to commence on the first day of the month coincident with or next following his date of retirement, or the first day of any month thereafter prior to his attainment of age sixty-five (65), with each such monthly retirement allowance determined in the same manner as for Section 2.3(a) hereof.

     (b) A monthly retirement allowance to commence on the first day of the month coincident with or next following the date that Marron attains his sixty-fifth (65th) birthday, with each such monthly retirement allowance determined in the same manner as for Section 2.3(b) hereof.

2.5 Notwithstanding anything to the contrary, if Marron shall retire or terminate his employment with Paine Webber (or any affiliate or subsidiary thereof) subsequent to a change in control (as defined in the Plan), then, in addition to all other retirement income his monthly retirement allowance hereunder shall commence on the first day of the month coincident with or next following his termination of employment
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     and shall be payable as long as he shall live but the amount of monthly retirement allowance so payable shall be determined as for retirement at or after age sixty-five (65), in accordance with Section 2.1 hereof, except that the offsets provided by Section 2.1(2) hereof shall be subtracted when, and if, actually paid (subject to the rebuttable presumption of the payment of Social Security benefits commencing at age sixty-two).

2.6 If Marron shall retire from the employ of Paine Webber (or of any subsidiary or affiliate thereof including, but not limited to, Paine Webber Incorporated) as a result of permanent and total disability (as defined in the Plan) then, in addition to all other retirement income, his monthly retirement allowance shall commence on the first day of the month coincident with or next following his termination of employment and shall be payable as long as he shall live, but the amount of monthly retirement allowance as payable shall be determined as for retirement at or after age sixty-five (65), in accordance with Section 2.1 hereof, except that the offsets provided by Section 2.1(2) hereof shall be subtracted when, and if, actually paid (subject to the rebuttable presumption of the payment of Social Security benefits commencing at age sixty-two).
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2.7  Notwithstanding anything to the contrary, in the sole discretion of the
     Compensation Committee of the Board of Directors of Paine Webber, all benefits hereunder shall be forfeited, or all remaining benefits shall be forfeited, if Marron shall, at any time prior to the earliest of (1) one
     (1) year after termination of employment with Paine Webber, (2) attainment of age sixty (60) or (3) the occurrence of a Change in Control (as defined in the Plan), become an owner, principal, officer, employee, consultant or investor in a financial services organizations which is determined by the Compensation Committee of the Board of Directors of Paine Webber to be in substantial and direct competition with the then core or basic lines of business of Paine Webber. Upon request, within two (2) weeks, or a reasonable extension of that time for good cause, the Compensation Committee will rule as to whether employment with a specific organization will trigger the forfeiture herein provided. However, a passive investment of less than one percent (1%) of the stock of a publicly held company shall not, per se, be deemed engaging in substantial competition for this purpose.

                                   ARTICLE III

                      DEATH BENEFITS AND PAYMENT OPTIONS

3.1 Notwithstanding anything to the contrary, at the sole election of Marron any monthly retirement allowance provided herein may be paid in any of the following forms of payment:

     a.  For the lifetime of Marron only
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     b.   For the lifetime of Marron with a guarantee of a minimum of one hundred twenty (120) monthly payments (with guaranteed payments to be paid to the beneficiary designated by Marron if he shall die prior to receiving one hundred twenty (120) monthly payments).

     c. For the lifetime of Marron with payment of (as elected by Marron) one hundred percent (100%), seventy-five percent (75%) or fifty percent (50%) of the amount of each payment paid during Marron's lifetime continued after his death to his wife or other contingent annuitant designated by Marron.

3.2  If Marron shall elect any form of payment other than in accordance with
     Section 3.1(a) hereof, each monthly payment shall be the actuarial equivalent (as set forth in the Plan) of the monthly retirement allowance provided by Section 3.1(a) hereof.

3.3 If Marron elects, death benefit protection provided by the payment option pursuant to Section 3.2(c) hereof shall be effective after Marron's termination of employment or retirement but prior to commencement of the monthly retirement allowance hereunder, so as to protect the spouse or other contingent annuitant designated by Marron during the period in which payments are deferred.
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                                  ARTICLE IV

                          FUNDING AND ADMINISTRATION

4.1 The Compensation Committee of the Board of Directors shall have the authority to administer and interpret the provisions of this deferred compensation agreement and the Plan.

4.2 The obligations herein provided and provided under the Plan shall be contingently funded by certain assets held by a trustee, in trust, as an inter vivos trust for this purpose. Paine Webber and Marron, however, recognize that such assets are held in trust for this purpose subject to a condition precedent that Paine Webber will not become insolvent (as defined in the Agreement and Declaration of Trust) prior to any such distribution becoming due to Marron. If Paine Webber does become insolvent prior to that time, the trust estate will be reverted to Paine Webber or its creditors and, in that event, Marron will have an uninsured claim against Paine Webber for all benefits to which he is entitled under this deferred compensation agreement and the Plan and for which he did not receive a distribution from the assets held in the inter vivos trust aforesaid.

4.3 In any event Marron shall have the status of an unsecured creditor of Paine Webber with respect to all benefits due to Marron pursuant to this deferred compensation agreement and the Plan to the extent that such benefits are not paid out of the assets held in trust as aforesaid.
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4.4  Benefits herein provided are personal to Marron (and his beneficiary and contingent annuitant, if applicable) and may not be assigned, pledged, alienated, transferred, hypothecated or used for collateral and, to the extent permitted by law, may not be levied, attached or garnished or made subject to any proceeding in distraint or creditors' claims in bankruptcy or insolvency.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.


/s/ Donald B. Marron            (L.S.)    PAINE WEBBER GROUP, INC.
--------------------------------
Donald B. Marron

                                          By /s/ Donald E. Nicholson
                                             -----------------------------

                                          Title President
                                                --------------------------
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                                       Rider A to the Deferred
                                       Compensation Agreement
                                       dated August 29, 1988 By
                                       And Between Paine Webber
                                       Group Inc. And Donald B.
                                       Marron.

     The Deferred Compensation Agreement By And Between Paine Webber Group Inc. and Donald B. Marron dated August 29, 1988 is hereby amended by adding a new
Section 3.4, effective as of January 1, 1990, which reads in its entirety as follows:

3.4 In the event Marron dies while employed by Paine Webber or any affiliate thereof and with a surviving spouse, such spouse shall be eligible to receive the Preretirement Spouse's Benefit as provided in Section 6.5 of the Plan, as amended.

/s/ Donald B. Marron          (L.S.)         Paine Webber Group Inc.
------------------------------
Donald B. Marron
                                             By: /s/ James C. Treadway, Jr.
                                                 ---------------------------
                                             Title: Vice President
                                                    ------------------------